EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-189913, 333-204391, 333-218153, 333-231939, and 333-271618 on Form S-8 and Registration No. 333-151276 on Form S-3 of Unity Bancorp, Inc. of our report dated March 10, 2023, relating to the consolidated financial statements of Unity Bancorp, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K of Unity Bancorp, Inc. for the year ended December 31, 2023.

/s/ RSM US LLP

New York, New York

March 7, 2024